Exhibit 2.2

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT is made as of the 24th day of May, 2004, by and between LNR ALEXANDRIA LIMITED PARTNERSHIP, a Delaware limited partnership (hereinafter called “Seller”), and LHO ALEXANDRIA ONE, L.L.C., a Delaware limited liability company (“Purchaser”).

W I T N E S S E T H

WHEREAS, Seller and LaSalle Hotel Operating Partnership, L.P., a Delaware limited partnership (“LHOP”), entered into a Purchase and Sale Agreement (the “Agreement”), dated as of May 6, 2004, pursuant to which Seller agreed to sell and LHOP agreed to purchase the hotel known as the Hilton Old Town Alexandria in Alexandria, Virginia (the “Hotel”); and

WHEREAS, LHOP assigned all of its right, title and interest in and to the Agreement to Purchaser; and

WHEREAS, the Seller and Purchaser desire to amend the Agreement on the terms and conditions set forth below;

NOW, THEREFORE, in consideration of the premises and the respective undertakings of the parties hereinafter set forth, it is hereby agreed:

1. The date of May 26, 2004, set forth in Section 1(B) of the Agreement is deleted and the date of May 27, 2004, is substituted in lieu thereof.

2. The date of May 24, 2004, in Section 1(D) of the Agreement is deleted and the date of May 25, 2004 is substituted in lieu thereof.

3. Except as modified herein, the Agreement and all of the terms and provisions thereof shall remain unmodified and in full force and effect. All terms used herein but not defined herein shall have the same meaning for purposes hereof as they do for purposes of the Agreement.

4. This First Amendment may be executed in counterparts and by facsimile signature, each of which shall be deemed an original and all of which shall be deemed one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this First Amendment as of the day and year first above written.

LNR ALEXANDRIA LIMITED PARTNERSHIP, A Delaware limited partnership

By:	LNR Alexandria Holdings, a Virginia corporation,

	By:	/s/ MARK T. BRIGGS

	Name:	Mark T. Briggs

	Title:	Vice President

By:	FLAUTT/Alexandria, INC., a Virginia corporation

	By:	/s/ ROBERT T. KAMM

	Name:	Robert T. Kamm

	Title:	Vice President

LHO ALEXANDRIA ONE, L.L.C., a Delaware limited liability company
By:	LaSalle Hotel Operating Partnership, L.P., its managing member
By:	LaSalle Hotel Properties, its general partner

	By:	/s/ MICHAEL D. BARNELLO

	Name:	Michael D. Barnello

	Title:	Authorized Signatory